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EXHIBIT 23.2

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 1999, except for Note 9 as to which the date is April 15, 1999 relating to the statements of operations, stockholders'equity and cash flows of Net Effect Systems, Inc. for the year ended December 31, 1998, which report appears in the Annual Report on Form 10-K/A of Ask Jeeves, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

Century City, California
November 12, 2001

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  EXHIBIT 23.2
CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS